                                                                    EXHIBIT 99.1

                                   SCHEDULE A
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

THRESHOLD PRICE AND                                          PRICING PERIOD
WAIVER DISCOUNT SET                       OPTIONAL CASH      COMMENCEMENT
      DATE               RECORD DATE     PAYMENT DUE DATE        DATE         INVESTMENT DATE
-------------------   -----------------  ----------------   ----------------  -----------------
December 26, 2001     December 31, 2001  January 2, 2002    January 3, 2002   January 22, 2002

January 29, 2002      February 1, 2002   February 4, 2002   February 5, 2002  February 22, 2002

February 27, 2002     March 4, 2002      March 5, 2002      March 6, 2002     March 22, 2002

March 28, 2002        April 3, 2002      April 4, 2002      April 5, 2002     April 23, 2002

April 29, 2002        May 2, 2002        May 3, 2002        May 6, 2002       May 22, 2002

May 29, 2002          June 3, 2002       June 4, 2002       June 5, 2002      June 21, 2002
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